                                                                    EXHIBIT 99.1

   VIASAT THIRD QUARTER RESULTS INCLUDE RECORD REVENUES, RECORD EARNINGS, AND
                                 RECORD BACKLOG

CARLSBAD, CA -- ViaSat Inc. (NASDAQ: VSAT), a provider of communication equipment for government and commercial customers, today announced financial results for the third quarter of fiscal year 2004. Highlights for the quarter included record revenues of $71.8 million, net income of $0.30 per share on a pro forma basis or $0.26 per share on a GAAP basis, and net new orders for the quarter of $82.5 million. Growing momentum in ViaSat's business drove results that were ahead of plan. In addition, ViaSat `s financial results included a pre-tax gain of approximately $6.3 million as a result of its settlement of litigation with Scientific-Atlanta relating to the acquisition of the Scientific-Atlanta satellite networks business in April 2000, which is net of specific assets claimed and legal costs. This one-time gain added approximately $0.14 per share to the results on a fully diluted basis for the third quarter.

"Our third quarter results clearly indicate the growing momentum behind our business," said Mark Dankberg, chairman and CEO of ViaSat. "Revenues, earnings, and per share earnings all were at record levels for the quarter, representing substantial gains both year over year and sequentially. Results were somewhat better than plan - even without the additional benefits of the settlement agreement. New orders remained very strong, already setting an annual record and putting us in a position to meet our financial objectives for the year. Plus, sustained strength in cash flow driven by growing profitability and improved operating efficiencies allowed us to erase outstanding debt while accumulating over $20 million in cash at quarter's end, giving us significantly enhanced flexibility to support our growth. "

FINANCIAL RESULTS

      For the third quarter ended January 2, 2004*, the company reported the following:

                                                                                                  FIRST 9          FIRST 9
     (In millions, except per share data)                      Q3 2004          Q3 2003          MOS. FY04        MOS. FY03
     ------------------------------------                      -------          -------          ---------        ---------
     Revenues                                                 $  71.8           $  49.0           $ 195.4         $  131.3
     Net income (loss)                                        $   7.1             ($2.6)          $   9.4            ($8.3)
     Diluted per share net income (loss)                      $  0.26            ($0.10)          $  0.34           ($0.32)

     Pro forma net income (loss)**                            $   8.3             ($1.3)          $  12.9            ($4.5)
     Diluted per share pro forma
       net income (loss)**                                    $  0.30            ($0.05)          $  0.47           ($0.18)
     Weighted average shares                                     27.7              26.0              27.3             26.0

     New orders/Contract awards                               $  82.5           $  56.9           $ 273.3         $  199.5
     Sales backlog                                            $ 291.6           $ 207.6           $ 291.6         $  207.6

     * ViaSat adopted a 52- or 53-week fiscal year beginning with its fiscal year 2004, which ends on the Friday closest to March 31. ViaSat's quarters for fiscal year 2004 end on July 4, 2003, October 3, 2003, January 2, 2004 and April 2, 2004.

     ** All non-GAAP pro forma numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets). A reconciliation of specific adjustments to GAAP results for these periods is included in the "Pro Forma Condensed Consolidated Statement of Operations" table on page 5 of this release. A description of our use of non-GAAP information is provided under "Use of Pro Forma Financial Information" below.

GOVERNMENT SEGMENT

      Government Systems recorded quarterly and nine-month revenues of $33.3 million and $88.5 million, respectively, a 44% increase over the third quarter of fiscal year 2003 and a 47% increase over the prior nine-month period. The revenue growth reflects the significant order growth and associated contract backlog accumulated in our tactical data links, UHF satcom, information assurance and government broadband businesses over the past 18 months.

COMMERCIAL SEGMENT

      Revenue increased to $38.5 million for the third quarter and $106.9 million year-to-date. These figures represent a 49% increase over the third quarter of fiscal year 2003 and an increase of 50% over the first nine months of fiscal year 2003. Revenue growth in commercial business reflects accumulated and growing backlog in broadband systems for consumer and in flight applications, as well as antenna and telemetry systems, plus sustained quarterly order flow in VSAT network products for both commercial and government customers. Operating earnings improved substantially from last quarter, excluding the effects of the settlement.

SELECT THIRD QUARTER 2004 BUSINESS HIGHLIGHTS

- Generated strong cash from operations during the quarter of $17.6 million, inclusive of the $9.0 million of cash received from the settlement with Scientific-Atlanta. A portion of the cash generated was used to pay-off the remaining balance of our revolving line of credit. As of quarter end, ViaSat had a cash balance of over $20 million.
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-     Government Systems received a $30 million contract for 120 Multifunctional
      Information Distribution System LVT(1) terminals from the Royal
      Netherlands Air Force for its fleet of F-16 aircraft.

- Broadband Systems re-started work under a revised contract valued at over $33 million from WildBlue Communications to begin final development and production of consumer premises and gateway networking equipment to support WildBlue's initial service launch later this year. ViaSat supplied customer equipment includes a Ka-band satellite modem and outdoor Ka-band transceiver electronics from ViaSat's subsidiary US Monolithics LLC.

- Order for a LinkStar hub and 200 terminals from China National Petroleum Company (CNPC) to provide LinkStar(R) broadband VSATs for data collection and video monitoring along the new West-East natural gas pipelines in China, enabling remote monitoring and control of the pipeline.

- Continued strong antenna system bookings and sales for Satellite Ground Systems, led by $3.2 million in follow-on orders for telemetry antenna systems from ITT Technologies as it continues a major modernization of the Eastern and Western launch ranges for the U.S. Air Force Spacelift Range System (SLRS).

-     Achieved certification for ISO 9001/2000 across all operating facilities.

- Assessed by the Software Engineering Institute (SEI) as a Level 3 organization based on their Software Capability Maturity Model (SW-CMM(R)).

      ViaSat produces innovative satellite and other network communication products that enable fast, easy, secure, and efficient communications to any location. Products include network security devices, tactical data radios, and communication simulators. ViaSat also has a full line of VSAT products for data and voice applications, and is a market leader in Ka-band satellite systems, from user terminals to large gateways. ViaSat has locations in Carlsbad, CA, and Norcross, GA, along with its Comsat Laboratories division based in Clarksburg, MD. Additional field offices are located in Marlborough, MA, Washington DC/Baltimore, Australia, China, India, and Italy.

In addition, ViaSat's wholly-owned subsidiary, U.S. Monolithics, designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications. U.S. Monolithics is based in Chandler, Arizona.

NOTE: ViaSat Inc. will host a conference call to discuss these FY2004 Third Quarter Earnings at 10:00 A.M. Eastern Time on Tuesday, January 27, 2004. The dial-in number is (877) 855-4254 in
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the U.S. and (706) 679 8583 internationally. The reservation code is 21183197.
An audio replay will be available until 12:15 P.M. EST January 28 at (800) 633-8284 and the reservation code is the same. You can also access our conference call webcast, conference call materials and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate web site (www.viasat.com). The call and associated conference call materials will be archived and available on that site for at least 12 months immediately following the conference call.

USE OF PRO FORMA FINANCIAL INFORMATION

     Pro forma net income (loss) excludes the effects of acquisition charges (amortization of intangible assets). Pro forma net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles (GAAP). See the "Pro Forma Condensed Consolidated Statement of Operations" table for a reconciliation of net income (loss) to pro forma net income (loss). Pro forma as presented in this press release may not be comparable to similarly titled measures reported by other companies.

SAFE HARBOR STATEMENT

      Portions of this release, particularly ViaSat's financial prospects for fiscal year 2004 and beyond and the "Select Third Quarter 2004 Business Highlights" section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to:
ViaSat's ability to perform under existing contracts and obtain additional contracts, ViaSat's ability to develop new products that gain
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market acceptance, changes in product supply, pricing and customer demand, changes in relationships with, or the financial condition of, key customers or suppliers, changes in government regulations, changes in economic conditions globally and in the communications markets in particular, increased competition, potential product liability, infringement and other claims, and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat's Form 10-K. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

Comsat Labs and Comsat Laboratories are tradenames of ViaSat Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. "Comsat" is a registered trademark of COMSAT Corporation.
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                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                THREE MONTHS ENDED                 NINE MONTHS ENDED
                                           -----------------------------     -----------------------------
                                           JANUARY 2,       DECEMBER 31,      JANUARY 2,      DECEMBER 31,
                                             2004              2002             2004             2002
                                           ---------         ---------       ---------         ---------
Revenues                                   $  71,758         $  48,962       $ 195,358        $ 131,322
Cost of revenues                              51,757            39,718         142,526          100,996
                                           ---------         ---------       ---------        ---------
Gross Profit                                  20,001             9,244          52,832           30,326
Operating expenses:
Selling, general & administrative              6,389             9,102          27,572           26,728
Independent research and development           1,963             2,517           7,896           11,704
Amortization of intangible assets              1,959             2,112           5,878            6,335
                                           ---------         ---------       ---------        ---------
Income (loss) from operations                  9,690            (4,487)         11,486          (14,441)
Equity in loss of joint venture                  (79)             (463)           (160)          (1,622)
Interest and other                               (90)             (331)           (475)            (626)
                                           ---------         ---------       ---------        ---------
Income (loss) before income taxes              9,521            (5,281)         10,851          (16,689)
                                           ---------         ---------       ---------        ---------
Net Income (loss)                          $   7,089         $  (2,612)      $   9,354        $  (8,349)
                                           =========         =========       =========        =========
Diluted net income (loss) per share        $    0.26         $   (0.10)      $    0.34        $   (0.32)
                                           =========         =========       =========        =========
Diluted common equivalent shares              27,748            26,018          27,311           25,979




            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         THREE MONTHS ENDED                NINE MONTHS ENDED
                                                    -----------------------------     ----------------------------
                                                    JANUARY 2,       DECEMBER 31,     JANUARY 2,      DECEMBER 31,
                                                      2004              2002            2004             2002
                                                    ---------        ---------        ---------        ---------
Revenues                                            $  71,758        $  48,962        $ 195,358        $ 131,322
Cost of revenues                                       51,757           39,718          142,526          100,996
Gross Profit                                           20,001            9,244           52,832           30,326
Operating expenses:
Selling, general & administrative                       6,389            9,102           27,572           26,728
Independent research and development                    1,963            2,517            7,896           11,704
Pro forma income (loss) from operations                11,649           (2,375)          17,364           (8,106)
Equity in loss of joint venture                           (79)            (463)            (160)          (1,622)
Interest and other                                        (90)            (331)            (475)            (626)
                                                    ---------        ---------        ---------        ---------
Pro forma income (loss) before income taxes            11,480           (3,169)          16,729          (10,354)
                                                    ---------        ---------        ---------        ---------
Pro forma net income (loss)                         $   8,264        $  (1,345)       $  12,881        $  (4,548)
                                                    =========        =========        =========        =========
Pro forma diluted net income (loss) per share       $    0.30        $   (0.05)       $    0.47        $   (0.18)
                                                    =========        =========        =========        =========
Diluted common equivalent shares                       27,748           26,018           27,311           25,979

THE ABOVE PRO FORMA AMOUNTS HAVE BEEN
ADJUSTED TO EXCLUDE THE FOLLOWING:
Amortization of intangible assets                       1,959            2,112            5,878            6,335
Income tax effect                                        (784)            (845)          (2,351)          (2,534)
                                                    ---------        ---------        ---------        ---------
Net effect of pro forma adjustment                  $   1,175        $   1,267        $   3,527        $   3,801
                                                    ---------        ---------        ---------        ---------


Note: Operating results for the three-month and nine-month periods ended January 2, 2004 include a benefit to Cost of revenues of $3.2 million and to Selling, general & administrative expenses of $3.1 million relating to the settlement of litigation with Scientific-Atlanta, Inc.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                      JANUARY 2,        MARCH 31,
                                         2004             2003
ASSETS

Current Assets:
Cash and S-T investments              $  20,446        $   4,269
Accounts receivable, net                 89,180           80,962
Inventory                                27,209           29,758
Deferred income taxes                     6,072            4,241
Other current assets                     10,387            6,015
                                      ---------        ---------
Total current assets                    153,294          125,245
                                      ---------        ---------
Goodwill, net                            19,492           19,492
Other intangible assets, net             29,596           35,474
Property and equip, net                  32,675           33,609
Other assets                             18,855           23,335
                                      ---------        ---------
                                      $ 253,912        $ 237,155
                                      =========        =========

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                      $  26,102        $  21,983
Accrued liabilities                      29,256           19,036
Line of credit                               --            9,950
                                      ---------        ---------
Total current liabilities                55,358           50,969

Other liabilities                         2,582            1,847
                                      ---------        ---------
Total liabilities                        57,940           52,816
                                      ---------        ---------
Total stockholders' equity              195,972          184,339
                                      ---------        ---------
                                      $ 253,912        $ 237,155
                                      =========        =========